UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DEL GLOBAL TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

New York	13-1784308
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Pine Aire Drive, Bay Shore, New York	11706
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-166867

Securities to be registered pursuant to Section 12(g) of the Act:

Non-transferable Rights to purchase Common Stock
(Title of Class)

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of non-transferable rights (the “Rights”) to purchase Del Global Technologies Corp.’s (the “Company”) Common Stock to be registered hereunder is set forth under the heading “The Rights Offering” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-166867), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission, and is incorporated herein by reference. In addition, a description of the Rights will also be set forth under the heading “The Rights Offering” in the form of final prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

99.1	Form of Subscription Certificate. Filed as Exhibit 99.1 to Del Global Technologies Corp. Registration Statement on Form S-1 filed July 15, 2010 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 25, 2010	DEL GLOBAL TECHNOLOGIES CORP.

	By:	/s/ Mark A. Zorko
Name: Mark A. Zorko
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Subscription Certificate. Filed as Exhibit 99.1 to Del Global Technologies Corp. Registration Statement on Form S-1 filed July 15, 2010 and incorporated herein by reference.